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                                                                       EXHIBIT 5
                          Morgan, Lewis & Bockius LLP
                               Counselors at Law
                                101 Park Avenue
                            New York, NY 10178-00600
                                  212-309-6000
                               Fax: 212-309-6273


December 19, 1996

National Patent Development Corporation
9 West 57th Street
Suite 4170
New York, NY 10019

          Re: National Patent Development Corporation Registration Statement on
              Form S-4

Ladies and Gentlemen:

     We have acted as counsel to National Patent Development Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (No. 333-16777) (the "Registration Statement") relating to the proposed issuance of shares of Common Stock, par value $.01 per share, of National Patent (the "Shares") in connection with the Agreement and Plan of Merger, dated as of November 19, 1996 as amended by Amendment No. 1, dated as of December 18, 1996 (as so amended, the "Merger Agreement"), among National Patent, General Physics Corporation, a Delaware corporation, and GPX Acquisition Inc. ("GPX"), a Delaware corporation.

     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     We are of the following opinion:

          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          2. The Shares have been duly authorized and, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                          Very truly yours,